                                                                    EXHIBIT 12.1




                          MACK-CALI REALTY CORPORATION
               Computation of Ratios of Earnings to Fixed Charges
                          (Dollar amounts in thousands)

                                                                Mack-Cali Realty Corporation
                                                              ----------------------------------
                                                            For the Nine     For the       For the
                                                             Mos. Ended     Yr. Ended    Yr. Ended
                                                              9/30/97        12/31/96     12/31/95
                                                              -------        --------     --------
Income (Loss) before gain on sale of
property,  minority interest and
extraordinary item (A)                                        $58,105        $31,521       $17,146

Add:
   Interest expense                                            28,398         13,758        10,117

Interest portion (33 percent) of ground rents
   on land leases                                                 -              -             -
                                                              -------        --------     --------
Income before gain on sale of property,
   minority interest, and extraordinary item,
   as adjusted (B)                                            $86,503        $45,279       $27,263
                                                              =======        ========    =========

Fixed Charges:
Interest expense                                               28,398         13,758        10,117

Interest portion (33 percent) of ground rents
   on land leases                                                 -              -             -
Capitalized interest costs                                        378            118            27
                                                              -------        --------     --------
Total fixed charges                                           $28,776        $13,876       $10,144
                                                              =======        ========    =========

Ratio of earnings to fixed charges                              3.01            3.26(E)       2.69
                                                               =====           =====         =====

Deficiency of earnings to fixed charges(D)







                                                          Mack-Cali
                                                      Realty Corporation        Cali Group Combined
                                                      -----------------     ---------------------------------------------------
                                                        For the Period        For the Period            Year Ended December 31,
                                                      August 31, 1994 to      January 1, 1994           -----------------------
                                                      December 31, 1994      to August 30, 1994           1993           1992
                                                      -----------------     ----------------------        ----           ----
Income (Loss) before gain on sale of
property,  minority interest and
extraordinary item (A)                                       $4,990                    $  (110)          $(1,064)      $(2,172)

Add:
   Interest expense                                           2,342                     13,829            21,950        22,126

Interest portion (33 percent) of ground rents
   on land leases                                               -                          194               326           385
                                                             ------                    -------           -------       -------
Income before gain on sale of property,
   minority interest, and extraordinary item,
   as adjusted (B)                                           $7,332                    $13,913           $21,212       $20,339
                                                             ======                    =======           =======       =======

Fixed Charges:
Interest expense                                              2,342                     13,829            21,950        22,126

Interest portion (33 percent) of ground rents
   on land leases                                               -                          194               326           385
Capitalized interest costs                                      -                          -                 -             -
                                                             ------                    -------           -------       -------
Total fixed charges                                          $2,342                    $14,023           $22,276       $22,511
                                                             ======                    =======           =======       =======

Ratio of earnings to fixed charges                             3.13                         (C)               (C)           (C)
                                                              =====

Deficiency of earnings to fixed charges(D)                                             $  (110)          $(1,064)      $(2,172)
                                                                                       ========          =======      ========

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(A)   Represents pre-tax income (loss) before gain on sale of property, minority interest and extraordinary item.
(B)   Represents earnings before fixed charges.
(C) The ratio of earnings to fixed charges was less than 1.00 reflecting the fact that earnings for the period were not adequate to cover fixed charges.
(D) Represents the amounts by which earnings for the period were not adequate to cover fixed charges.
(E) Represents the ratio of earnings to fixed charges, excluding gain on sale of rental property of $5,658. The ratio of earnings to fixed charges, including gain on sale of rental property, was 3.67.